EX-99.906CERT 10(c)

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and 18 U.S.C. ss.1350, and accompanies the report on Form N-CSR for the period ended April 30, 2003 of New York Daily Tax Free Income Fund, Inc. ( the "Company").

Each of the undersigned officers of the Company hereby certify that, to the best of such officer's knowledge:

     (i) the Form N-CSR fully complies with the requirements of Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

     (ii) the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: 7/1/2003             /s/ Steven W. Duff
                           Name: Steven W. Duff
                           Title: Chief Executive Officer

                           /s/ Richard DeSanctis
                           Name: Richard DeSanctis
                           Title: Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.